United States
Securities and Exchange Commission
Washington, DC 20549
___________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 24, 2008
ALSIUS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51362	20-2620798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15770 Laguna Canyon Road, Suite 150, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (949) 453-0150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alsius Corporation (the "Company") is filing this report on Form 8-K to report the following event under Items 5.02(c) & (e):

On July 24, 2008, Gregory J. Tibbitts was engaged by the Company on a consulting basis, and will begin functioning as its Chief Financial Officer after the upcoming departure of Brett Scott, the Company's current Chief Financial Officer.   Mr. Tibbitts' consulting agreement with the Company runs through March 31, 2009, unless extended, and provides for per diem compensation of $1,250 and additional bonus payments of $50,000 to $150,000 upon achievement of certain corporate goals.

Mr. Tibbitts, 41, served as the Chief Financial Officer of Cryocor, Inc., a medical device company focused on cardiology, from July 2004 until its acquisition by Boston Scientific Corporation in May 2008.  From April 2000 to June 2004, Mr. Tibbitts held various positions, including Chief Financial Officer, with Elitra Pharmaceuticals Inc., a biotechnology company.  From December 1996 to March 2000, Mr. Tibbitts was a senior manager in the audit department of Ernst & Young LLP, specializing in the biotechnology, medical device and other high technology industries. Mr. Tibbitts received a B.A. in Business Administration from the University of San Diego and an M.B.A. in Finance from San Diego State University, and is a Certified Public Accountant in the State of California.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2008

ALSIUS CORPORATION

By:	/s/ William J. Worthen
Name:	William J. Worthen
Title:	President and Chief Executive Officer